                                                                  EXHIBIT 10.18

                               EMPLOYMENT AGREEMENT

       THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into as of March 16, 1999 by and between TeleTech Holdings, Inc., a Delaware corporation ("TELETECH" or "EMPLOYER"), and Vincent Cipolla ("EMPLOYEE").

                               W I T N E S S E T H:

       WHEREAS, Employee currently is employed by Pamet River, Inc., a Massachusetts corporation ("PAMET"), and Pamet has agreed to merge with and into a wholly-owned subsidiary of TeleTech (the "MERGER");

       WHEREAS, as a condition precedent to consummation of the Merger, Employer has agreed to employ Employee, and Employee has agreed to accept employment with Employer, in accordance with the terms and conditions set forth herein;

       WHEREAS, Employer is engaged in the business of providing strategic assessment of marketing needs, database and integrated marketing services, such as advertising, direct response and public relations (together with any similar activities in which the Company is engaged as of the date hereof, the "BUSINESS");

       WHEREAS, Employee has had an opportunity to review the terms and conditions of this Agreement, to negotiate the terms hereof and to engage independent legal counsel on his behalf; and

       WHEREAS, in consideration of Employer's employment of Employee, the terms, conditions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and Employer agree to execute and be bound by this Agreement.

       NOW THEREFORE, intending to be legally bound, the parties hereto agree as follows:

       1. RECITALS. Each of the above recitals is incorporated into this Agreement and is binding upon the parties hereto.

       2.     EMPLOYMENT; DUTIES.

              (a) Employer hereby employs Employee as Chief Executive Officer of Pamet, as it is operated after the Merger as a separate division or subsidiary of TeleTech (the "DIVISION"), and as Chief Marketing Officer of TeleTech, and Employee hereby accepts such employment with Employer.
Employee shall devote his full time and best efforts to the performance of all duties as shall be assigned to him from time to time by Employer and shall use his best efforts to promote the business and prospects of Employer. Unless otherwise specifically agreed in writing by Employer, Employee shall not engage in any other business activity or be gainfully employed other than pursuant to this Agreement. Employee acknowledges that, as part of his employment duties hereunder, Employee may be required to perform services for subsidiaries of Employer, on behalf of and as requested by Employer.

              (b) In performing his duties hereunder, Employee shall report directly to, and shall be subject to the supervision of, (i) Kenneth
D. Tuchman, so long as he serves as the Chairman of the Board and as the Chief Executive Officer and President of TeleTech, or (ii) if and after Kenneth D. Tuchman ceases to serve as the Chief Executive Officer and President of TeleTech, the President of TeleTech; provided that the President of TeleTech reports directly to the Chairman of the Board of TeleTech, otherwise Employee shall report directly to and shall be subject to the supervision of the Chief Executive Officer of TeleTech. Employee shall have such authority and responsibilities with respect to the Division that are commensurate with the authority and responsibility of the chief executive officer (or the equivalent) of other comparable operating subsidiaries of TeleTech, including the authority to hire and fire employees of the Division.

       3. BASE COMPENSATION. Employer shall pay to Employee the sum of $350,000.00 per year (the "SALARY") less applicable income tax withholdings. The Salary shall be payable in equal bi-weekly installments in accordance with Employer's customary compensation policies.

       4.     PERFORMANCE BONUSES.

              (a) ANNUAL BONUS. Employee will be entitled to receive an annual bonus of up to 50% of the Salary (the "ANNUAL BONUS") if the Employee and the Division achieve certain performance targets and management objectives mutually established by Employee and Employer prior to the first day of each fiscal year (or as soon thereafter as practicable); PROVIDED that, the performance targets and objectives with respect to fiscal 1999 shall be mutually agreed by Employee and Employer no later than 90 days after the date hereof. The financial statements of the Division, as compiled in connection with the annual audit of Employer's consolidated financial statements for any fiscal year, shall be conclusive evidence of whether Employee is entitled to all or any portion of the Annual Bonus for such fiscal year, to the extent such performance target can be derived therefrom. The Annual Bonus, or any portion thereof to which Employee is entitled, shall be paid to Employee no more than ten business days after the date of the report issued by TeleTech's independent auditors with respect to TeleTech's consolidated financial statements for the fiscal year to which the Annual Bonus relates.

              (b) CONTINGENT BONUS. Employee will be entitled to receive a bonus (the "CONTINGENT BONUS") pursuant to the Pamet River, Inc. Bonus Plan, a copy of which is attached hereto as EXHIBIT A (the "PLAN"), if and to the extent that the Division achieves the Operating Income Targets specified in the Plan. The determination of whether Employee is entitled to the Contingent Bonus, and the amount and method of payment of the Contingent Bonus with respect to any fiscal year, shall be governed by the provisions of the Plan.

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

              (c) OTHER BONUS. Employee will be entitled to participate in such other bonus plans that Employer may, in its sole discretion, make generally available to senior management of Employer.

       5.     EMPLOYEE BENEFITS.

              (a) HOLIDAYS AND VACATION TIME. Employee shall be entitled to such paid holidays and vacation time as is consistent with Employer's standard holiday and vacation policy applicable to senior management of Employer.

              (b) SICK LEAVE. Employer will continue to pay the Salary in full during any absences due to illness or involuntary injury in accordance with Employer's standard sick leave policy applicable to senior management of Employer. Under Employer's standard policy as in effect on the date hereof (which may be amended in Employer's discretion), Employee is entitled to a period of absence due to illness or involuntary injury of up to six days in each 12-calendar month period, which entitlement accrues separately with respect to each 12-month period. Upon request by Employer, Employee must provide evidence, to the reasonable satisfaction of Employer, that any absence was due to illness or involuntary injury of Employee.

              (c) OTHER BENEFITS. Subject to Employer's rules, policies and regulations as in effect from time to time (and subject to applicable eligibility requirements, including minimum employment period), Employee shall be entitled to all other rights and benefits for which Employee may be eligible under any: (i) group life insurance, disability or accident, death or dismemberment insurance, (ii) medical and/or dental insurance program,
(iii) 401(k) benefit plan, (iv) non-qualified deferred compensation plan, or
(v) other employee benefits that Employer may, in its sole discretion, make generally available to senior management of Employer; PROVIDED, HOWEVER, that nothing herein shall obligate Employer to establish or maintain any of such benefits or benefit plans.

              (d) SENIORITY. Employer agrees that, for employee benefits purposes, Employee shall be given credit (as an employee of Employer) for his period of service with Pamet and shall maintain his seniority (as recognized by Pamet as of the date hereof).

       6.     PARTICIPATION IN STOCK PLAN.

              (a) STOCK OPTIONS GRANTED. Employer agrees to grant to Employee an option to purchase 300,000 shares of TeleTech common stock, par value $.01 per share ("COMMON STOCK"), which option will be granted on or about the date of this Agreement (the "OPTION"). The Option will be granted pursuant to TeleTech's 1999 Stock Option and Incentive Plan, which will be submitted for the approval of the stockholders of TeleTech at its Annual Meeting of Stockholders to be held in May 1999 or, if such approval is not sought or obtained, TeleTech's existing Stock Plan, as Amended and Restated, or any other similar stock option plan adopted by TeleTech (the applicable plan, the "STOCK PLAN"). The Option will (i) have an exercise price equal to the fair market value of the Common Stock on the grant date, (ii) vest pro rata over the five years following the date of grant (subject to acceleration in accordance with the terms set forth in the option agreement executed by Employee and TeleTech), and (iii) otherwise be governed by and subject to the terms of the Stock Plan and TeleTech's standard form of option agreement for the Stock Plan, which shall be executed by TeleTech and Employee concurrently with the grant of such Option.

              (b) OTHER STOCK PLAN BENEFITS. Subject to Employer's rules, policies and regulations as in effect from time to time (and subject to applicable eligibility requirements, including minimum employment period), Employee may be eligible to receive other benefits under the Stock Plan and under the TeleTech Holdings, Inc. Employee Stock Purchase Plan, which benefits will be granted in the sole and absolute discretion of the committees administering such plans and will be subject to the terms of such plans. Employee's receipt of any such benefits will be contingent upon Employee signing such option agreements or other instruments that Employer deems to be necessary or appropriate and to such other restrictions as are required by the plans and/or applicable law.

              (c)    EMPLOYER'S SOLE DISCRETION REGARDING STOCK, ETC.
Subject to Section 6(a), Employee acknowledges and agrees that Employer has the right, in its sole discretion, to make all decisions regarding its stock, stock rights, Stock Plan benefits, profits, debt and equity configuration, including but not limited to what types, when and to whom to issue stock, stock rights, Stock Plan benefits, profits, debt and equity interests.

       7.     TERM.

              (a) The term of this Agreement and Employee's employment hereunder shall commence as of the date hereof and shall terminate on the date two years after the date hereof (the "TERM"). Subject to Sections 7(b) and 8(b), upon expiration of the Term, Employee will be entitled to only (i) unpaid compensation for services rendered through the date of termination (including a pro rata amount of the Salary and any Annual Bonus and Contingent Bonus earned but not paid), (ii) employee benefits through the date of termination, and (iii) subject to the terms of the Stock Plan and applicable award agreement, benefits under the Stock Plan awarded and vested prior to the date of termination.

              (b) If Employer terminates Employee's employment hereunder prior to expiration of the Term other than "For Cause" (an "INVOLUNTARY TERMINATION"), then Employee shall be entitled to receive (i) a pro rata amount of the Salary from the date of termination until the earlier of six months after the date of termination or the expiration of the Term, and (ii) a pro rata portion of the Annual Bonus for the fiscal year in which the termination occurred, computed through the earlier of six months after the date of termination or the end of the Term, if and to the extent that the performance targets and management objectives with respect to the Annual Bonus for such fiscal year have been achieved on a year-to-date basis as of the date of termination. An Involuntary Termination shall include Employee's voluntarily termination of his employment hereunder (A) within 30 days after Employer materially reduces Employee's duties and responsibilities hereunder or effects a permanent change in Employee's duties and responsibilities that are materially inconsistent with Employee's duties and responsibilities then in effect (other than as a result of Employee's repeated failure to meet performance levels or management objectives as then in effect), (B) within 30 days after Employer's receipt of written notice from Employee that Employer is in material breach of its obligations under this Agreement, which material breach has not been cured during such 30-day period, or (C) promptly after Employer requires or demands that Employee do something known to be unethical, immoral or illegal.

       8.     TERMINATION FOR CAUSE.

              (a) Notwithstanding Section 7, Employer may terminate Employee's employment immediately upon the occurrence of any of the following (each, a termination "FOR CAUSE"):

                     (i)    the death of Employee;

                     (ii) Employee's failure or inability to fully perform his duties hereunder as a result of any mental, physical or emotional disability or condition that lasts, or is reasonably expected to last, for 90 days (whether or not consecutive) in any 12-month period or for any 60 consecutive days, which disability or condition shall be determined, in Employer's discretion, by a physician selected by Employer subject to Employee's reasonable approval (which approval shall not be unreasonably delayed or denied);

                     (iii) Employee's substantial or repeated failure to meet performance levels or management objectives as established by Employer from time to time;

                     (iv) Employee's failure to comply with (A) any lawful directives, rules or policies of the Board of Directors of Employer or any officer of Employer to whom Employee reports or (B) Employer's employee code of ethics, as the same may be adopted and amended from time to time;

                     (v) Employee's conviction or plea of nolo contendere for any felony or any crime involving moral turpitude, or the commission by Employee of theft, embezzlement, fraud, misappropriation of funds, breach of fiduciary duty, abuse of trust or the violation of any other law or ethical rule relating to Employee's employment;

                     (vi) Employee's unexplained and repeated absence from work or Employee's failure to perform his duties hereunder, which failure amounts to a material neglect of his duties to Employer and is not cured within 10 days after written notice thereof by Employer;

                     (vii) Employer's reasonable belief that Employee has breached any other material covenant or agreement of this Agreement, including, without limitation, Sections 10 and 11, and such breach is incapable of cure or, if curable, Employee has not remedied such breach within seven days of receipt of notice from Employer specifying the breach; or

                     (viii) the impending threat upon Employer, as determined by Employer in its reasonable discretion, of any criminal or civil liability caused by or arising out of the unlawful action or inaction of Employee.

              (b) In the event Employee is terminated "For Cause," Employee will be entitled to receive only (i) unpaid compensation (including a pro rata amount of the Salary) for services rendered through the date of termination, (ii) employee benefits through the date of termination, and
(iii) subject to the terms of the Stock Plan, benefits under the Stock Plan awarded and vested prior to the date of termination that are not forfeited as a result of such termination.

       9.     INVENTIONS AND OTHER MATTERS.

              (a) Employee agrees that all ideas, inventions, discoveries or improvements made at any time during the period of Employee's employment (as determined in accordance with Section 9(b)), including, without limitation, new machines, devices, computer software (including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto), programs, processes, uses, apparatuses, specialized information relating in any way to or is useful in the business or products of Employer or Employer's actual or demonstrably anticipated research or development, trade marks or service marks, designs or compositions of any kind that Employee, individually or with others, that may originate or develop or has originated or been developed, while employed by Employer (collectively, "INVENTIONS"), shall belong to and be the sole property of Employer and shall constitute works made pursuant to Employee's employment with Employer or works specially ordered or commissioned as "works made for hire" under the United States Copyright Act and other applicable law. Without limiting the foregoing, Employee hereby assigns and transfers to Employer all rights, title, and interest of whatever nature that Employee may have, including, without limitation, any patent, trade secret, trademark or service mark rights (and any goodwill appurtenant thereto), any rights of publicity and any right, title and interest in any copyright and any right that may affix under any copyright law now or hereinafter in force and effect, in the United States or in any other country or countries, in and to any Invention. Employee acknowledges and agrees that Employer also shall have the royalty-free right to use in its businesses, and to make and sell products, processes, programs, systems designs, methods, formulas, apparatus, techniques, and services derived from any Inventions (whether or not patentable or copyrightable), as well as all improvements thereof or know-how related thereto. The provisions of this
Section 9 extend back nunc pro tunc to the Employee's date of first employment by Pamet and by Employer and extend into the future. Further, the provisions of this Section 9 shall survive termination of this Agreement for any reason.

              (b) For purposes of this Agreement, an Invention shall be deemed to have been "made at any time during the period of Employee's employment" if, during such period, the Invention was conceived, in part or in whole, or first actually reduced to practice. Employee agrees that any patent, copyright or trade mark application filed by or for the benefit of Employee or any of his affiliates within one year after termination of Employee's employment shall be presumed to relate to an Invention made during the term of his employment and Employee shall have the burden of proof to prove otherwise.

              (c) This Section 9 shall not apply to an Invention for which no equipment, supplies, facilities or Confidential Information of Employer was used and that was developed entirely on Employee's own time, unless (i) the invention relates in any way to or is useful in the business or products of Employer, or Employer's actual or demonstrably anticipated research or development, or (ii) results from any work performed by Employee for or on behalf of Employer.

              (d) Employee agrees, without further consideration, to (i) promptly disclose each such Invention to Employer, to Employee's immediate supervisor and to such other individuals as Employer may direct, (ii) execute and to join others in executing such applications, assignments and other documents as may be necessary or convenient to vest in Employer, or its designee, full title to each such Invention and as may be necessary or convenient to obtain United States and foreign patents and copyrights thereon, to the extent Employer may so choose in its sole discretion, (iii) testify in any legal proceeding relative to such Invention whenever requested to do so by Employer, and (iv) furnish all facts relating to said Inventions or the history thereof.

              (e) Employee agrees that he will not any time, except as authorized or directed by Employer, publish or disclose any information or knowledge constituting or concerning any Invention or Inventions.

       10.    CONFIDENTIAL INFORMATION.

              (a) Employee recognizes that he will occupy a position of trust with respect to Employer and that, in connection with the performance of his duties, Employer will make available to Employee, and Employee will have access to, certain Confidential Information (as defined herein). Employee acknowledges and agrees that any and all Confidential Information learned or obtained by Employee during the course of his employment by Employer or otherwise, whether developed by Employee alone or in conjunction with others or otherwise, shall be and is the property of Employer and its affiliates.

              (b) Employee shall not disclose, directly or indirectly, and will keep confidential any and all Confidential Information and will not use any Confidential Information, in any manner, other than in connection with Employee's discharge of his duties hereunder. The provisions of this Section 10 shall survive termination of this Agreement for any reason.

              (c) Employee shall return promptly to Employer upon the earliest to occur of termination of this Agreement, termination of Employee's employment with Employer and Employer's request, any and all copies of Confidential Information and all copies of any analyses, compilations, studies or other documents containing or reflecting Confidential Information.

              (d) For purposes of this Agreement, the term "CONFIDENTIAL INFORMATION" means all information, data, know-how, systems and procedures of a technical or commercial nature owned by or relating to Employer or any of its affiliates, whether prior to, during or after the termination or expiration of this Agreement, including but not limited to all ideas, concepts, experimental and research data; computer software, including, without limitation, source code, operating systems and specifications, programs, data, data bases, files, documentation and other materials related thereto; service techniques and protocols, business and marketing plans; information relating to financial information, pricing, cost and sales information, contractual arrangements, advertising and promotions, market research data and other information about Employer's and its affiliates' actual and prospective employees, customers, suppliers and vendors; patents and patent applications, inventions and improvements (whether patentable or not), development projects, designs, practices, recipes, processes, methods, know-how, techniques and other facts relating to the business of Employer and its affiliates; and all other trade secrets and information of a confidential and proprietary nature. WITHOUT IN ANY WAY LIMITING THE FOREGOING, "CONFIDENTIAL INFORMATION" ALSO INCLUDES ALL INFORMATION RELATING TO ANY OPTIONS OR OTHER AWARDS GRANTED TO EMPLOYEE, PURSUANT TO THE STOCK PLAN OR OTHERWISE, INCLUDING THE AMOUNT OF ANY SUCH AWARD, THE EXERCISE PRICE AND THE RATE OF VESTING THEREOF.

              (e) Employee hereby acknowledges that each parent, subsidiary and other affiliate of Employer is expressly made a third party beneficiary hereto for purposes of protecting its rights and interests hereunder.

       11.  NON-COMPETITION.

              (a) Employer and Employee recognize that Employee has been retained to occupy a position that constitutes part of the professional, management and executive staff of

Employer, whose duties will include the formulation and execution of management policy. Employee, for and in consideration of the payments, rights and benefits provided herein, agrees that so long as he is employed by Employer and, if Employer terminates his employment For Cause or if Employee voluntarily terminates his employment with Employer (other than an Involuntary Termination), for a period of one year thereafter, Employee shall not (i) work, (ii) assist, (iii) own any interest, directly or indirectly and whether individually or as a joint venturer, partner, member, officer, director, shareholder, consultant, employee or otherwise, in or (iv) make a financial investment, whether in the form of equity or debt, in any business that is directly competitive with the Business in the United States, Australia, New Zealand, the United Kingdom, Mexico, Canada or in any other market in which Employer is conducting business at the time Employee's employment with Employer is terminated, with respect to Employer's clients or customers.

              (b) Notwithstanding the foregoing, nothing herein shall prohibit Employee from holding 5% or less of any class of voting securities of any entity whose equity securities are listed on a national securities exchange or regularly traded in the over-the-counter market and for which quotations are readily available on the National Association of Securities Dealers Automated Quotation system.

              (c) Upon the termination of Employee's employment with Employer, and for one year thereafter, Employee shall immediately notify Employer of each employment or agency relationship entered into by Employee, and each corporation, proprietorship or other entity formed or used by Employee, the business of which is directly or indirectly, similar to or in competition with the business of Employer. The provisions of this Section 11 shall survive termination of this Agreement for any reason.

              (d)    Employee agrees that the restrictions contained in this
Section 11 are reasonable as to time and geographic scope because of the nature of the Business and Employee agrees, in particular, that the geographic scope of this restriction is reasonable because companies in the same industry as the Business compete on a nationwide basis. Employee acknowledges that the Company is in direct competition with all other companies that provide services similar to the Company's products and services throughout the United States, Australia, New Zealand, the United Kingdom, Mexico, Canada and other markets in which Employer may be conducting business at the time Employee's employment with Employer is terminated, and because of the nature of the business, Employee agrees that the covenants contained in this Section 11 cannot reasonably be limited to any smaller geographic area.

       12.    NON-SOLICITATION AND NON-INTERFERENCE.

              (a) Employee acknowledges that Employer has invested and will continue to invest substantial time and effort in assembling its present staff of personnel. Employee agrees that so long as he is employed by Employer and, if Employer terminates his employment For Cause or if Employee voluntarily terminates his employment with Employer (other than an

Involuntary Termination), for a period of one year thereafter, Employee shall not either directly or indirectly employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any of Employer's employees.

              (b) Employee acknowledges that all customers of Pamet or Employer, which Employee has serviced or hereafter services during Employee's employment by Pamet or Employer and all prospective customers from whom Employee has solicited or may solicit business while in the employ of Employer, are and shall be customers solely of Employer. Employee agrees that so long as he is employed by Employer and, if Employer terminates his employment For Cause or if Employee voluntarily terminates his employment with Employer (other than an Involuntary Termination), for a period of one year thereafter, Employee shall not directly or indirectly solicit business, as to products or services competitive with the Business of Employer, from any of Employer's customers with whom Employee had contact during his employment with Employer.

              (c) Employee agrees that so long as he is employed by Employer and, if Employer terminates his employment For Cause or if Employee voluntarily terminates his employment with Employer (other than an Involuntary Termination), for a period of one year thereafter, Employee shall not directly or indirectly interfere with any relationship between Employer and any of its suppliers, clients or employees. Employee agrees that during such one year period, he will not influence or attempt to influence any of the customers or clients of Employer not to do business with Employer.

              (d)    Employee agrees that the restrictions contained in this
Section 12 are reasonable as to time and geographic scope because of the nature of the Business and Employee agrees, in particular, that the geographic scope of this restriction is reasonable because companies in the same industry as the Business compete on a nationwide basis. Employee acknowledges that the Company is in direct competition with all other companies that provide services similar to the Company's products and services throughout the United States, Australia, New Zealand, the United Kingdom, Mexico, Canada and other markets in which Employer may be conducting business at the time Employee's employment with Employer is terminated, and because, of the nature of the Business, Employee expressly agrees that the covenants contained in this Section 12 cannot reasonably be limited to any smaller geographic area.

       13. EMPLOYMENT RELATIONSHIP. The relationship between Employer and Employee is and shall be specifically limited to an employer/employee relationship. As a result, nothing contained in this Agreement or relating to any past, present or future relationship between Employee and Employer (employment or otherwise) shall be construed as creating any partnership, joint venture, trustee/beneficiary or other type of fiduciary or business relationship between the parties.

       14. PRIOR OBLIGATIONS. Employee represents and warrants that (a) Employee has no obligation of confidence or other commitments to any previous employer or any others that conflict with this Agreement or restrict Employee's field of activities, except those, if any, as set forth on SCHEDULE B hereto, and (b) no other agreement to which Employee is subject will conflict with, prevent, be breached by, interfere with or in any manner affect the terms and conditions of this Agreement.

       15. DEDICATION OF SERVICES. Employee agrees that while employed with Employer, Employee shall devote his entire productive time, ability and attention to the business of Employer during Employer's normal business hours. Employee further agrees that during his employment by Employer, Employee will not, without Employer's prior written consent, directly or indirectly engage in any employment, consulting, or other activity that would conflict with Employee's employment with Employer.

       16. USE OF EMPLOYEE IN VIDEOS AND OTHER MEDIA. Employee acknowledges that part of Employee's duties may entail Employee's participation in both audio and video training aids, such as photographs, films, video tapes, audio tape recordings and the like. Employee agrees that during the Term and for so long thereafter as Employer may, in its sole and absolute discretion, desire to use such training aids in which Employee has been involved (whether by filming or photographing Employee, audio or video taping of Employee, combinations thereof, or in any other manner whatsoever) Employer may use any and all such training aids, without further consent or approval from Employee, in Employer's usual business operations and training programs.

       17. USE OF EMPLOYEE IN ADVERTISING. Employee acknowledges and agrees that Employer may, in Employer's discretion, use Employee's name and photograph in certain advertising media primarily for the benefit of Employer. Employee understands that such advertising requires substantial lead time to prepare and is usually purchased several months in advance of the actual appearance of the advertising in selected media. Employee therefore agrees that Employer may, throughout the Term and for a reasonable time after the termination of such employment (but not to exceed six months), for any cause or reason whatsoever, use Employee's name and photograph in connection with all advertising deemed necessary or desirable by Employer, in its sole and absolute discretion.

       18. EMPLOYEE'S DUTIES UPON TERMINATION. Employee understands and agrees that all documents and notes written by Employee within the scope of his employment with Employer and any and all original and copies of documents Employee received or created while employed by Employer, including but not limited to all correspondence, memoranda, letters, call reports, notes, price lists, training or other manuals, mailing lists, customer lists, advertising materials, information regarding Employer's clients and customers, information regarding Employer's suppliers, information regarding Employer's operations, information regarding Employer's computer programs or equipment, information regarding technology used by Employer, and financial documents, whether such documents constitute Confidential Information, belong exclusively to Employer. Employee shall return all of such materials to Employer promptly upon the earlier to occur of termination of this Agreement or termination of Employee's employment with Employer.

       19.    AGREEMENT TO ARBITRATE.

       (a) Employer and Employee hereby mutually agree that any disputes that arise between Employee and Employer or any of its officers, directors, stockholders, supervisors, co-employees, agents, partners, subsidiaries, affiliates or successors that cannot be resolved informally shall be decided by submission of the dispute to binding arbitration before a sole neutral arbitrator of JAMS/ENDISPUTE who is a retired judge, at 73 Tremont Street, Boston, MA 02108 pursuant to the AAA's Commercial Arbitration Rules governing such proceedings, and not by a lawsuit or by resort to court process, except as specifically set forth below. BOTH PARTIES ACKNOWLEDGE AND AGREE THAT THEY ARE GIVING UP THEIR RESPECTIVE CONSTITUTIONAL RIGHTS TO HAVE ANY SUCH DISPUTE DECIDED IN A COURT OF LAW BEFORE A JURY, AND INSTEAD ARE ACCEPTING THE USE OF THE ARBITRATION PROCESS.

              (b) SCOPE OF ARBITRATION. Except as specifically excluded herein, this Section 19 applies to any and all disputes, INCLUDING, BY WAY OF EXAMPLE ONLY AND NOT LIMITED TO, disputes regarding termination of Employee's employment; discrimination and unlawful harassment of any kind (including, without limitation, claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000(e) ET SEQ. and the Civil Rights Act of 1991; the Age Discrimination in Employment Act, as amended, 29 U.S.C.
Section 621, ET SEQ.; the Americans with Disabilities Act of 1990, 42 U.S.C.
Section 12101 ET SEQ.; the Family and Medical Leave Act of 1993, 29 U.S.C.
Section 2612 ET SEQ.; and all applicable state and local anti-discrimination laws and constitutional provisions); disputes arising under any other applicable federal, state or local labor statutes, regulations or orders; disputes regarding assault and battery; negligent supervision; defamation; invasion of privacy; wages and overtime; and disputes regarding the formation and enforceability of this Section 19. The following types of disputes are excluded from the scope of coverage of this Section 19: (i) workers' compensation claims by Employee for on-the-job injuries; and (ii) any and all claims by Employer against Employee, including claims for injunctive relief, arising out of Employee's breach or threatened breach of Sections 9, 10, 11 and 12 of this Agreement.

              (c)    GENERAL RULES AND CONDUCT OF ARBITRATIONS.

                     (i) RIGHT TO COUNSEL. Either party shall have the right to have counsel represent him/it at the arbitration hearing and in pre-arbitration proceedings.

                     (ii) DISCOVERY. Employer and Employee hereby agree that pre-arbitration discovery shall be permitted in accordance with the Federal Rules of Civil Procedure, except that (A) there shall be no limit on the number of depositions that may be noticed by either party, and (B) in connection with any pre-arbitration disclosure of expert testimony in accordance with Rule 26(a)(2), the timing of the expert disclosure shall be set by the arbitrator.

                     (iii) AUTHORITY OF ARBITRATOR. The arbitrator shall have the authority to (A) resolve any discovery disputes that arise between the parties and to hold conferences by telephone or in person as necessary;
(B) resolve any dispute relating to the interpretation, applicability or enforceability of this Section 19; and (C) entertain a motion to dismiss and a motion for summary judgment, applying the standards governing such motions under Federal Rule Of Civil Procedure 12(b)(6) and Rule 56. The arbitrator is required to render his decision in writing, with an opinion stating the bases of his decision.

                     (iv) TRANSCRIPT. Either party has the right to have a written transcript made of the arbitration proceedings. The transcript shall be paid for by the party requesting it.

                     (v) BRIEFS. Either party has the right to file a post-arbitration brief, which shall be considered by the arbitrator.

              (d) PAYMENT OF COSTS AND FEES. Each party shall bear its own costs and attorneys' fees incurred in connection with the arbitration. The arbitrator shall have the discretion to award costs to the prevailing party. The arbitrator's fees shall be borne equally by the parties. Each party shall post his or its portion of the arbitrator's anticipated fee prior to the commencement of the arbitration.

              (e) APPEALS. Either side shall have the right to appeal the arbitrator's decision by applying to a court of competent jurisdiction (as defined herein) for an order vacating the award for any of the reasons set forth in 9 U.S.C. Section 10, or on the basis that the arbitrator has made a mistake of law or fact. The arbitration decision shall stand if it is supported by substantial evidence. Where the parties to the arbitration meet the diversity of citizenship requirements set forth in 28 U.S.C. Section 1332 and the amount in controversy exceeds $50,000, exclusive of interest and costs, or where the arbitration has decided a federal question as defined in 28 U.S.C. Section 1331, the court of competent jurisdiction to which the appeal must be made shall the United States court in and for the district wherein the award was made. Where the parties are not diverse and the arbitrator has not decided a federal questions, the court of competent jurisdiction to which the appeal must be made shall the state trial court in and for the district wherein the award is made.

       20. JURISDICTION FOR NON-ARBITRABLE DISPUTES; SERVICE OF PROCESS. Each of the parties hereto agrees and acknowledges that all actions or proceedings initiated by Employer against Employee and arising directly or indirectly out of Sections 9, 10, 11 and/or 12 of this Agreement are excluded from the arbitration provisions of Section 19. The parties further agree that all such actions that are brought to judicial proceedings shall be litigated in the United States District Court for the district of Colorado or, in the event such court cannot or will not exercise jurisdiction, in the state courts of the State of Colorado (the "COURTS"). Each of the parties hereto expressly submits to the jurisdiction and venue of the Courts and consents to process being served in any suit, action or proceeding of the nature referred to above either (a) by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to his or its address as set forth herein or (b) by serving a copy thereof upon such party's authorized agent for service of process (to the extent permitted by applicable law, regardless whether the appointment of such agent for service of process for any reason shall prove to be ineffective or such agent for service of process shall accept or acknowledge such service); PROVIDED that, to the extent lawful and practicable, written notice of said service upon said agent shall be mailed by registered or certified mail, postage prepaid, return receipt requested, to the party at his or its address as set forth herein. Each party hereto agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon him or it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to him or it. Each party hereto waives any claim that the Courts are an inconvenient forum or an improper forum based on lack of venue or jurisdiction. Each party shall bear its own costs and attorneys' fees incurred in connection with any such actions or proceedings.

       21. INJUNCTIVE RELIEF. Employee acknowledges that damages would be an inadequate remedy for Employee's breach of any of the provisions of Sections 9, 10, 11 and/or 12 of this Agreement, and that breach of any of such provisions will result in immeasurable and irreparable harm to Employer.
 Therefore, in addition to any other remedy to which Employer may be entitled by reason of Employee's breach or threatened breach of any such provision, Employer shall be entitled to seek and obtain a temporary restraining order, a preliminary and/or permanent injunction, or any other form of equitable relief from any court of competent jurisdiction restraining Employee from committing or continuing any breach of such Sections, without the necessity of posting a bond. It is further agreed that the existence of any claim or cause of action on the part of Employee against Employer, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of the provisions of Section 9, 10, 11 or 12 of this Agreement.

       22.    MISCELLANEOUS.

              (a) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when made, if delivered personally, (ii) three days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or (iii) two days after delivery to a reputable overnight courier service, to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

              To Employer:

              TeleTech Holdings, Inc.
              1700 Lincoln Street, Suite 1400
              Denver, Colorado 80203
              Attention: President

              To Employee, to his home address as then recorded on the books and records of Employer.

              (b) GOVERNING LAW. This Agreement shall be governed as to its validity and effect by the internal laws of the State of Colorado, without regard to its rules regarding conflicts of law.

              (c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of (i) the heirs, executors and legal representatives of Employee, upon Employee's death, and (ii) any successor of Employer, and any such successor shall be deemed substituted for Employee or Employer, as the case may be, under the terms hereof for all purposes. As used in this Agreement, "successor" shall include any person, firm, corporation or other business entity that at any time, whether by purchase, merger, consolidation or otherwise, directly or indirectly acquires a majority of the assets, business or stock of Employer. Employee acknowledges and agrees that the rights and obligations of Employer hereunder may be assigned to and assumed by any of its wholly or majority-owned subsidiaries, without Employee's consent, which assignment and assumption shall constitute a release of TeleTech, its subsidiaries or any of their respective affiliates that is then bound by the terms of this Agreement, of all of its obligations and liabilities hereunder.

              (d) INTEGRATION. This Agreement (together with any option agreement Employer may require Employee to execute in order to avail himself of any Stock Plan benefits specifically contemplated herein and any agreement to release and hold harmless Employer executed concurrently herewith) constitutes the entire agreement between the parties with respect to all matters covered herein, including but not limited to the parties' employment relationship and Employee's entitlement to compensation, commissions and benefits from Employer or any of its affiliated companies and/or the termination of Employee's employment. This Agreement supersedes all prior oral or written understandings and agreements relating to its subject matter and all other business relationships between Employer and/or its affiliated companies.

              (e) NO REPRESENTATIONS. No person or entity has made or has the authority to make any representations or promises on behalf of any of the parties which are inconsistent with the representations or promises contained in this Agreement, and this Agreement has not been executed in reliance on any representations or promises not set forth herein. Specifically, no promises, warranties or representations have been made by anyone on any topic or subject matter related to Employee's relationship with Employer or any of its executives or employees, including but not limited to any promises, warranties or representations regarding future employment, compensation, commissions and benefits, any entitlement to stock, stock rights, Stock Plan benefits, profits, debt and equity interests in Employer or any of its affiliated companies or regarding the termination of Employee's employment. In this regard, Employee agrees that no promises, warranties or representations shall be deemed to be made in the future unless they are set forth in writing and assigned by an authorized representative of Employer.

              (f) AMENDMENTS. This Agreement may be modified only by a written instrument executed by the parties that is designated as an amendment to this Agreement.

              (g) COUNTERPARTS. This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              (h) SEVERABILITY AND NON-WAIVER. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by Employer shall be implied by Employer's forbearance or failure to take action.

              (i) ATTORNEY FEES. In the event that any action or proceeding is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the parties to such action, proceeding or arbitration may receive as part of any award, settlement, judgment, decision or other resolution of such action or proceeding, whether or not reduced to a court judgement, their costs and reasonable attorneys fees as determined by the person or body making such award, settlement, judgment, decision or resolution.

              (j) VOLUNTARY AND KNOWLEDGEABLE ACT. EMPLOYEE REPRESENTS AND WARRANTS THAT EMPLOYEE HAS READ AND UNDERSTANDS EACH AND EVERY PROVISION OF THIS AGREEMENT AND HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT.

                            [Signature Page Follows]

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          EMPLOYER:

                                          TeleTech Holdings, Inc.

                                          By:  /s/  Steven B. Coburn
                                             ---------------------------------
                                                 Steven B. Coburn
                                                 Chief Financial Officer



                                          EMPLOYEE:


                                             /s/ Vincent Cipolla
                                          ------------------------------------
                                          Vincent Cipolla

                                    SCHEDULE B

                          EMPLOYEE'S PRIOR OBLIGATIONS


       Employee has the following obligation(s) of confidence or other commitments to previous employer(s) which restrict his field of activities and/or conflict with the confidentiality and/or non-competition provisions of the attached agreement:


                                        None.